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Exhibit (1)(p)

                             ARTICLES SUPPLEMENTARY

                                       TO

            THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.

                  BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue thirty-one billion (31,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of thirty-one million dollars ($31,000,000), (ii) the authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's nineteen series as follows:

         BNY Hamilton Enhanced Income Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Equity Income Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate
         Government Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate New
         York Tax-Exempt Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Money Fund
                  Hamilton Class                                   7,000,000,000
                  Premier Class                                    3,000,000,000
                  Classic Class                                    3,000,000,000

         BNY Hamilton Treasury Money Fund
                  Hamilton Class                                   2,000,000,000
                  Premier Class                                    2,000,000,000
                  Classic Class                                    2,000,000,000

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         BNY Hamilton New York Tax-Exempt Money Fund
                  Hamilton Class                                   2,000,000,000
                  Premier Class                                    2,000,000,000
                  Classic Class                                    2,000,000,000

         BNY Hamilton Large Cap Growth Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Small Cap Growth Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton International Equity Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate Investment Grade Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate Tax-Exempt Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Large Cap Value Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Large Cap Growth CRT Fund                      200,000,000

         BNY Hamilton Small Cap Growth CRT Fund                      200,000,000

         BNY Hamilton International
         Equity CRT Fund                                             200,000,000

         BNY Hamilton S&P 500 Index Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton U.S. Bond Market Index Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Multi-Cap Equity Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

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and (iii) the remaining two hundred million (200,000,000) authorized shares of
Common Stock were undesignated as to series or class.

                  SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock and of each series thereof, the Board of Directors has (i) increased the number of shares of Common Stock, par value of one tenth of one cent ($.001) per share, that the Corporation has the authority to issue by one billion (1,000,000,000) shares, from 31,000,000,000 to 32,000,000,000 shares, (ii) created the series of Common Stock referred to as the "BNY Hamilton High Yield Fund", which is divided into two classes, which are designated as the "Institutional Class" and the "Investor Class", (iii) provided for the issuance of shares of the series and the classes described in item (ii) above and (iv) allocated an additional 400,000,000 shares to the series of Common Stock referred to as the "BNY Hamilton Enhanced Income Fund" divided equally between such series' International Class and Investor Class. The series and classes so created shall consist, until further changed, of the number of shares allocated to such series and class by the Board of Directors as set forth below:

         BNY Hamilton High Yield Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

with the result that the authorized shares of Common Stock are now allocated as follows:

         BNY Hamilton Enhanced Income Fund
                  Institutional Class                                400,000,000
                  Investor Class                                     400,000,000

         BNY Hamilton Equity Income Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate
         Government Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate New
         York Tax-Exempt Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Money Fund
                  Hamilton Class                                   7,000,000,000
                  Premier Class                                    3,000,000,000
                  Classic Class                                    3,000,000,000

         BNY Hamilton Treasury Money Fund
                  Hamilton Class                                   2,000,000,000
                  Premier Class                                    2,000,000,000

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                  Classic Class                                    2,000,000,000

         BNY Hamilton New York Tax-Exempt Money Fund
                  Hamilton Class                                   2,000,000,000
                  Premier Class                                    2,000,000,000
                  Classic Class                                    2,000,000,000

         BNY Hamilton Large Cap Growth Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Small Cap Growth Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton International Equity Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate Investment Grade Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Intermediate Tax-Exempt Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Large Cap Value Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Large Cap Growth CRT Fund                      200,000,000

         BNY Hamilton Small Cap Growth CRT Fund                      200,000,000

         BNY Hamilton International
         Equity CRT Fund                                             200,000,000

         BNY Hamilton S&P 500 Index Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton U.S. Bond Market Index Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

         BNY Hamilton Multi-Cap Equity Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

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         BNY Hamilton High Yield Fund
                  Institutional Class                                200,000,000
                  Investor Class                                     200,000,000

and the remaining four hundred million (400,000,000) authorized shares of Common Stock remain undesignated as to series or class.

                  THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992, January 22, 1997 and May 22, 2002, and supplemented by Articles Supplementary, dated June 29, 1994, August 15, 1995, January 22, 1997, April 30, 1999, September 20, 1999, February 17, 2000, February 27, 2001, April 4, 2001,
November 14, 2001, March 26, 2002 and May 22, 2002.

                  FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

                  FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is thirty-two billion (32,000,000,000) shares, par value one tenth of one cent ($.001) per share for an aggregate par value of thirty-two million dollars ($32,000,000).

                  IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on February 25, 2003.

WITNESS:                                    BNY HAMILTON FUNDS, INC.

By: /s/ Kim R. Grundfast                    By: /s/ Newton P.S. Merrill
    ------------------------                    -------------------------------
Name:  Kim Grundfast                        Name:  Newton P.S. Merrill
Title: Assistant Secretary                  Title: President

                  THE UNDERSIGNED, Newton P.S. Merrill of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ Newton P.S. Merrill
                                            -------------------------------
                                            Name: Newton P.S. Merrill